UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 24, 2007

GRAYMARK PRODUCTIONS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	000-50638	20-0180812
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(405) 601-5300

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GRAYMARK PRODUCTIONS, INC.

Fork 8-K

Current Report

Table of Contents

Item 7.01	Regulation FD Disclosures

Item 9.01	Exhibits

Signature

Item 7.01                Regulation FD Disclosure

Graymark Productions, Inc. announced on May 24, 2007 that it entered into a letter of intent with Roy T. Oliver and Stanton Nelson to acquire Apothecary RX LLC., and Sleep Holdings, LLC. The acquisitions involve exchanging Graymark common stock for the ownership interests in the two companies and are contingent on further due diligence by Graymark and the signing of a definitive exchange agreement.

Apothecary RX LLC owns and operates eight independent pharmacies located in Missouri, Minnesota, and Oklahoma. Sleep Holdings LLC owns and operates seven state-of-the-art sleep centers that diagnose and treat a full range of sleep disorders ranging from insomnia to obstructive sleep apnea. The centers are located in Oklahoma and Texas. Controlling interests in both companies are held by Roy T. Oliver, one of Graymark’s principal shareholders, and Stanton Nelson, a Director of Graymark.

Upon closing of the transactions, Graymark Productions will change its focus from motion picture production to the operation and management of medical-related companies. Graymark hopes to close the acquisitions within the next few months.

Item 9.01                Exhibits

Exhibit 99.1 Press Release issued by the Company, dated May 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK PRODUCTIONS, INC.

By:	/s/John Simonelli

John Simonelli
Chief Executive Officer

Dated: May 25, 2007